UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2007

Radian Group Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(215) 231-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Change in Registrant’s Certifying Accountant.

(b) New independent registered public accounting firm.

On October 30, 2007, Radian Group Inc. (the “Company”) engaged PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm for the year ending December 31, 2007.

During the Company’s two most recent fiscal years and through October 30, 2007, neither the Company, nor anyone on its behalf, consulted PwC regarding either: (i) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K) or (ii) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, except as follows:

The Company recently engaged PwC to provide tax and accounting advisory services related to the Company’s previously disclosed impairment of its investment in Credit-Based Asset Servicing and Securitization LLC (“C-BASS”). PwC advised the Company regarding its analysis of whether any of the deferred tax benefit resulting from the C-BASS impairment should be recorded in the quarter ended September 30, 2007. PwC advised the Company that the recognition of a deferred tax benefit related to the C-BASS impairment is dependent upon, among other things, (1) the nature for tax purposes of the loss (i.e., capital or ordinary loss), (2) the availability of relevant taxable income in the tax loss carryback period, (3) future taxable income expected in the current or carryforward period and (4) the availability and feasibility of tax planning strategies. PwC did not reach a final conclusion regarding this issue. Based solely on management’s representations, PwC expressed a view that the entire deferred tax benefit should be realizable; however, PwC was not requested to, nor did they, corroborate management’s representations or complete related research, which would be necessary in order for PwC to be in a position to reach a definitive conclusion.

The Company is currently reviewing the realizability of the deferred tax benefit resulting from the C-BASS impairment and has not yet made a final determination with respect to this issue. The Company is consulting with its current independent registered public accounting firm, Deloitte and Touche LLP (“Deloitte”), regarding this valuation. The results of the Company’s valuation will be recorded in the Company’s financial statements as of and for the quarter ended September 30, 2007, which financial statements Deloitte has been engaged to review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: October 30, 2007	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Vice President, Securities Counsel